Exhibit 10.2(b)

Schedule identifying Split-Dollar Agreements covering executive officers of The Park National Bank who are also directors and executive officers of Park National Corporation, which Split-Dollar Agreements
are identical to the Split-Dollar Agreement, dated
May 17, 1993, between William T. McConnell and The Park National Bank

The following individuals entered into the Split-Dollar Agreements identified below, which Split-Dollar Agreements are identical to the Split-Dollar Agreement, dated May 17, 1993, between William T. McConnell, who is a director of each of Park National Corporation (“Park”) and The Park National Bank (“Park National Bank”), and Park National Bank, filed as Exhibit 10(f) to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772):

Name and Positions Held With Park and Park National Bank	Date of Split- Dollar Agreement	Subsidiary of Park which is Party to Split-Dollar Agreement

C. Daniel DeLawder - Chairman of the Board and a director of Park; Chairman of the Board, a director and a full-time executive employee of Park National Bank	May 26, 1993	Park National Bank

David L. Trautman - President, Chief Executive Officer and a director of Park; President, Chief Executive Officer and a director of Park National Bank	September 23, 1993	Park National Bank